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                                                                   EXHIBIT 10.13

                         ROLLOVER STOCKHOLDERS AGREEMENT


      ROLLOVER STOCKHOLDERS AGREEMENT, dated as of December 15, 1998, among Special Devices, Incorporated, a Delaware corporation (the "Company"), J.F. Lehman & Co. ("JFL"), the Neubauer Family Trust, by Walter Neubauer trustee (the "Neubauer Trust"), and the Treinen Family Trust, by Thomas F. Treinen trustee (the "Treinen Trust").

      On June 19, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with SDI Acquisition Corp., a Delaware corporation ("Acquisition"). The Merger Agreement, which was amended and restated as of August 17, 1998, provided for the merger of Acquisition with and into the Company (the "Merger") and the conversion of each outstanding share of common stock, par value $0.01 per share, of the Company (the "Common Stock"), into the right to receive $37.00 in cash payable to the holder thereof other than certain of the shares held by Messrs. Neubauer and Treinen.

      On October 27, 1998, the Merger Agreement was further amended (as amended to date, the "Amended Merger Agreement") (i) to reduce the cash consideration payable in respect of the shares of the Common Stock from $37.00 to $34.00 per share, (ii) to provide for the rollover of 735,294 additional shares of Common Stock held by Messrs. Treinen and Neubauer that are described on Schedule 1 hereto (the "Additional Rollover Shares") and (iii) to extend the termination date under the Merger Agreement to the second business day after approval of such amendment by the stockholders of the Company.

      On October 19, 1998, in connection with the foregoing proposed amendments to the Merger Agreement, the Company, Acquisition and JFL entered into a letter agreement (the "Letter Agreement") with Messrs. Neubauer and Treinen describing in principle certain of the agreements set forth herein with respect to the Additional Rollover Shares.

      Concurrently with the execution and delivery of this Agreement, each of the Neubauer Trust and the Treinen Trust is entering into (i) a Pledge Agreement (each a "Pledge Agreement") pursuant to which it is granting to JFL a first priority security interest in the Pledged Collateral (as defined in the Pledge Agreement) to secure its performance of the Purchase Right (as defined herein) under Section 3 of this Agreement with respect to the Additional Rollover Shares, and (ii) a Stockholders Agreement (the "Stockholders Agreement") with the Company, JFL, Paribas Principal Inc., J.F. Lehman Equity Investors I, L.P. and JFL Co-Invest Partners I, L.P.

      On December 15, 1998 Acquisition merged with and into the Company pursuant to the Amended Merger Agreement, and the Company continued as the surviving corporation of the Merger.

      The parties hereto desire to enter into this Agreement to more completely set forth the terms and conditions agreed to pursuant to the Letter Agreement with respect to the Additional Rollover Shares. Certain capitalized terms used herein without definition shall have the meanings ascribed thereto in Article 1.
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      Accordingly, in consideration of the foregoing recitals and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings:

            "Additional Rollover Securities" means the Additional Rollover Shares together with all Securities received in exchange therefor.

            "Additional Rollover Stockholder" means each of the Treinen Trust and the Neubauer Trust and all other Persons that acquire any of the Additional Rollover Securities that agree to be bound by the terms of the Stockholder Agreement and this Agreement in accordance with the terms and provisions thereof.

            "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Change of Control" shall have the meaning set forth in the Indenture governing the Company's 11 3/8% Senior Subordinated Notes due 2008, as such Indenture is in effect on the date of this Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Involuntary Transfer" means any Transfer, proceeding or action by or in which an Additional Rollover Stockholder shall be deprived or divested of any right, title or interest in or to any of the Additional Rollover Securities, including, without limitation, any seizure under levy of attachment or execution, any transfer, in connection with bankruptcy (whether pursuant to the filing of a voluntary or involuntary petition under the United States Bankruptcy Code of 1978, or any amendments thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and any transfer pursuant to a final decree of a court in a divorce action.

            "Person" means any natural person, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

            "Qualified Public Offering" means the first firm commitment underwritten public offering by the Company pursuant to an effective registration statement under the Securities Act


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covering the offer and sale of Common Stock to the public that results in gross proceeds to the Company in excess of $20 million.

            "Rollover Termination Date" means December 14, 2002.

            "Securities" means shares of Common Stock (including the Additional Rollover Shares) together with (i) all shares, securities, monies or property resulting from any subdivision, combination, revision, reclassification or other change of the Common Stock or otherwise received in exchange therefor, (ii) any warrants, options and other rights to purchase shares of Common Stock issued to the holders Common Stock and (iii) in the event of any consolidation, merger or other business combination in which the Company is not the surviving entity, all shares of each class of the capital stock of the successor business entity formed by or resulting from such transaction issued or issuable in respect of the Common Stock.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Triggering Event" means the earliest to occur of the following events:

            (a) the repayment in full of all amounts under and termination of
(i) all indebtedness and other amounts under the Credit Agreement, dated as of December 15, 1998, among the Company and the lenders parties thereto and any instrument or agreement evidencing indebtedness incurred for the purpose of refinancing, extending, renewing, refunding, repaying, prepaying, redeeming, defeasing, retiring or exchanging such indebtedness and (ii) the Company's 11 3/8% Senior Subordinated Notes due 2008;

            (b)   the occurrence of a Change of Control; or

            (c) the occurrence of a Qualified Public Offering.

      2.    ROLLOVER PROXY.

            (a) Each Additional Rollover Stockholder hereby appoints JFL as such Additional Rollover Stockholder's lawful attorney and proxy and attorney-in-fact, with full power of substitution, to vote all Rollover Additional Securities held by such Additional Rollover Stockholder and to act on such Additional Rollover Stockholder's behalf and in such Additional Rollover Stockholder's name, place and stead with respect to the Additional Rollover Securities held by such Additional Rollover Stockholder, at any annual, special or other meeting of stockholders of the Company or any successor and at any adjournment of any such meeting and to act by written consent with respect to all Additional Rollover Securities held by such Additional Rollover Stockholder, in each case at all times prior to the Rollover Termination Date, with respect to any matter on which holders of Additional Rollover Securities are entitled to vote or act by written consent.

            (b) Each Additional Rollover Stockholder acknowledges, consents and agrees that the proxy and power of attorney (together, with respect to each Additional Rollover Stockholder, a "Proxy") granted by such Additional Rollover Stockholder pursuant to this Agreement (i) is


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irrevocable prior to the Rollover Termination Date, (ii) is coupled with an interest and revokes all prior proxies granted by such Additional Rollover Stockholder with respect to his Additional Rollover Securities and (iii) shall not be affected by the disability, death or incompetence of such Additional Rollover Stockholder. Each Proxy is effective as of the date of this Agreement and shall remain in force until the Rollover Termination Date.

            (c) Each Additional Rollover Stockholder hereby represents, warrants and covenants that, at all times prior to the Rollover Termination Date, its Proxy is and will be a valid, binding and enforceable obligation of such Additional Rollover Stockholder.

            (d) Each Additional Rollover Stockholder agrees to take all such further actions as may be reasonably requested by JFL to ensure the validity of his Proxy.

      3.    PURCHASE RIGHT.

            (a) Each Additional Rollover Stockholder hereby acknowledges and agrees that at any time and from time to time prior to the Rollover Termination Date, JFL or one or more of its assignees or designees (the "Purchaser") shall have the right (the "Purchase Right") to purchase all or any portion of the Additional Rollover Securities held by such Additional Rollover Stockholder at a purchase price per Additional Rollover Security (the "Call Price") initially equal to $34.00 plus a premium equal to $2.04 for each full six month period elapsed since the date hereof (subject to adjustment in accordance with paragraph (d) below). The Purchaser shall exercise its Purchase Right pro rata with respect to the Additional Rollover Securities held by all of the Additional Rollover Stockholders, in accordance with the respective ownership of each Additional Rollover Stockholder.

            (b) The Purchaser shall exercise the Purchase Right described in paragraph (a) above by delivering written notice to each Additional Rollover Stockholder specifying (i) the total number of Additional Rollover Securities to be purchased from each Additional Rollover Stockholder, (ii) the Call Price therefor and (iii) the date that such Additional Rollover Securities shall be purchased (which date shall be not less than five (5) nor more than sixty (60) days after the date of such written notice) and may be subject to such conditions as shall be specified in such notice.

            (c) The closing of any purchase under this Article 3, shall be held at the principal office of the Company at 11:00 o'clock A.M. local time on the closing date specified in the written notice delivered pursuant to paragraph (b) above or at such other time and place as the parties to the transaction may agree upon. The Purchaser shall deliver at the closing, by a certified or bank check or wire transfer, payment in full for the Additional Rollover Securities being purchased by it. At such closing, the parties shall execute such additional documents as are necessary or appropriate to consummate the transactions.

            (d) The Call Price shall be adjusted from time to time as follows:


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                  (i) In case the Company (A) pays a dividend on any class of its capital stock payable in shares of its Common Stock, (B) subdivides its outstanding shares of Common Stock into a greater number of shares or
      (C) combines its outstanding shares of Common Stock into a smaller number of shares, the Board of Directors of the Company shall adjust the Call Price proportionately to account for such events. The good faith determination of the Board of Directors shall be conclusive and binding on the parties.

                  (ii) In case of (A) any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (B) any sale or transfer of all or a substantial portion of the assets of the Company, (C) any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property or (D) any other event as to which the provisions of this
      Section 3(d) are not strictly applicable, but the failure to make an adjustment would not fairly protect the Purchase Right granted by Section 3(a) or the Put Right granted by Section 4(a), as applicable, in accordance with the essential intent and principles of such Sections, then the Board of Directors of the Company shall make a good-faith equitable adjustment to the Call Price or the other terms of this Agreement in a manner consistent with the essential intent and principles established in this Section 3 or Section 4, as applicable, necessary to preserve the Purchase Right granted by Section 3(a) or the Put Right granted by Section 4(a), as applicable. The good faith determination of the Board of Directors of the Company shall be conclusive and binding on the parties.

      4.    PUT RIGHT.

            (a) The Company hereby covenants and agrees to promptly provide written notice to the Additional Rollover Stockholders of the occurrence of a Triggering Event. Within 5 days after receiving written notice from the Company of the occurrence of the Triggering Event, each Additional Rollover Stockholder shall have the right (the "Put Right") to require the Company to purchase all or any portion of its Additional Rollover Securities at a purchase price per Additional Rollover Security equal to the Call Price (as such price may be adjusted pursuant to Section 3(d)), in accordance with the terms of this Article 4.

            (b) Such Additional Rollover Stockholder shall exercise the Put Right described in paragraph (a) above by delivering written notice (the "Put Notice") to the Company specifying (i) the number of Additional Rollover Securities to be sold to the Company, (ii) the Call Price therefor and (iii) the date that such Additional Rollover Securities shall be sold to the Company (which date shall be not less than 30 nor more than 60 days after the date of such written notice).

            (c) The closing of any purchase under this Article 4 shall be held at the principal office of the Company at 11:00 o'clock A.M. local time on the date specified in the Put Notice or at such other time and place as the parties to the transaction may agree upon. The Company shall deliver at the closing by certified or bank check or wire transfer, payment in full for the Additional


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Rollover Securities being acquired by it. At such closing, the parties shall execute such additional documents as are otherwise necessary or appropriate to consummate the transfers.

            (d) Notwithstanding anything to the contrary in this Agreement, if the Company has determined in its reasonable judgment that it does not have sufficient funds legally available or is otherwise not permitted pursuant to applicable law or the Credit Agreement, dated as of December 15, 1998, among the Company and the lenders parties thereto (the "Credit Agreement") or the indenture relating to the Company's 11 3/8% Senior Subordinated Notes due 2008 (the "Indenture") to make the payment for the purchase of the Additional Rollover Securities, the Company shall purchase the maximum amount of Additional Rollover Securities that it can purchase without violating any applicable law or any of its debt instruments and each Additional Rollover Stockholder (a "Withdrawing Stockholder") shall be deemed to have automatically withdrawn the exercise of its Put Right under this Article 4 with respect to those Additional Rollover Securities not so purchased by the Company. As soon as the Company has additional funds legally available for the purchase of the remaining Additional Rollover Securities and is otherwise permitted under the Credit Agreement and the Indenture and able to make payment for the remaining Additional Rollover Securities, it shall promptly notify each Withdrawing Stockholder and shall use its best efforts to either (i) obtain the consents or waivers necessary to permit the purchase of the remaining Additional Rollover Securities or (ii) refinance the Credit Agreement or the Indenture to permit the repurchase of the remaining Additional Rollover Securities. Each Withdrawing Stockholder shall have 60 days from the date of such notice from the Company to elect to reexercise its Put Right (at the then applicable Call Price) in accordance with this Article 4 with respect to all Additional Rollover Securities that the Company was theretofore unable to purchase. If a Withdrawing Stockholder fails to exercise such right within that 60 day period, it shall have no further right to require the Company to purchase any of its Additional Rollover Securities. Notwithstanding any provision of this Agreement to the contrary, until all amounts under the Credit Agreement and the Indenture have been repaid in full and the Credit Agreement and the Indenture have been terminated, the rights and obligations under this Section 4(d) may be enforced solely by a decree of specific performance and the Company shall not be liable for any monetary damages.

            (e) Notwithstanding anything to the contrary in this Agreement, the Put Right shall not apply to any Additional Rollover Securities to be purchased pursuant to the exercise of the Purchase Right at any time prior to the Rollover Termination Date and prior to the closing of the purchase pursuant to Section 4(c), whether the Purchase Right is exercised prior to, or after, the exercise of the Put Right.

      5.    RESTRICTIONS ON TRANSFER OF SECURITIES.

            (a) General. No Additional Rollover Stockholder shall, directly or indirectly, transfer or otherwise dispose of any Additional Rollover Securities owned by such Additional Rollover Stockholder, or any interest therein, except as permitted by the Stockholders Agreement or pursuant to Articles 3 or 4 of this Agreement or in compliance with the requirements of Section 5(b); provided, however that any transfer of Additional Rollover Securities other than a transfer pursuant to Articles 3 or 4 hereof shall be subject to Article 4 of the Stockholders Agreement. Any attempt by an Additional Rollover Stockholder to effect a transfer or disposition in violation of this


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Agreement shall be void and ineffective for all purposes. The words "transfer"
and "dispose" mean the making of any sale, exchange, assignment, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer or voting rights or any other beneficial interests, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to the Additional Rollover Securities.

            (b) Registration of Transfer by Company. No transfer of Additional Rollover Securities by any Additional Rollover Stockholder prior to the Rollover Termination Date shall be effective (and the Company shall not transfer on its books any such Additional Rollover Securities) unless

                        (i) the transferee pledges the Additional Rollover
            Securities to be acquired by it to secure the performance of its obligations under Article 3 of this Agreement, pursuant to a Pledge Agreement substantially in the form of the Pledge Agreements being entered into on the date hereof;

                        (ii) the transferee (if not already a party hereto)
            agrees in writing to be bound as an Additional Rollover Stockholder by the terms and conditions of this Agreement pursuant to a Deed of Adherence substantially in the form attached hereto as Exhibit A;

                        (iii) the transferee provides JFL with an opinion of
            reputable counsel in form and substance reasonably satisfactory to JFL as to the continued validity of the Proxy contained in Article 2;

                        (iv) the transferee agrees to be bound by the
            Stockholders Agreement in accordance with the terms thereof; and

                        (v) such transfer complies with the other provisions of
            this Agreement.

            (c) Involuntary Transfer of Additional Rollover Securities. If an Involuntary Transfer of any Additional Rollover Securities owned by any Additional Rollover Stockholder shall occur prior to the Rollover Termination Date, (i) JFL shall have the same rights as specified in this Agreement with respect to such Additional Rollover Securities as if the transferee in such Involuntary Transfer (and each of its transferees) were an Additional Rollover Stockholder hereunder and (ii) such transferee in the Involuntary Transfer (and each of its transferees) shall have none of the rights of an Additional Rollover Stockholder under this Agreement unless and until it complies with the provisions of Section 5(b).

      6. CERTAIN CLOSING CONDITIONS. At the closing of any transfer or disposition of Additional Rollover Securities pursuant to this Agreement, in addition to any other conditions specifically set out herein concerning such transfer or disposition, the transferor shall (i) deliver the certificates representing the Additional Rollover Securities that are the subject of the transfer, duly


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endorsed for transfer and bearing any necessary tax stamps; (ii) by delivering such certificates, be deemed to have represented and warranted that the transferor has valid and marketable title to the Additional Rollover Securities represented by such certificates free of all encumbrances and (iii) deliver such certificates of authority, tax releases, consents to transfer and evidences of title as may reasonably be required by the transferee. The transferor shall be responsible for the payment of all transfer taxes unless otherwise specified.

      7. LEGENDS. (a) In addition to any other legends required to be placed thereon by the terms of any other agreement, each stock certificate representing shares of Additional Rollover Securities now held or hereafter acquired by any Stockholder shall bear the following additional legend:

                  IN ADDITION, THE SECURITIES EVIDENCED BY
                  THIS CERTIFICATE ARE SUBJECT TO AN
                  IRREVOCABLE VOTING PROXY GRANTED IN FAVOR
                  OF J.F. LEHMAN & COMPANY AND A CALL
                  RIGHT EXERCISABLE BY J.F. LEHMAN &
                  COMPANY AS MORE FULLY PROVIDED IN THE
                  ROLLOVER STOCKHOLDERS AGREEMENT, DATED AS
                  OF DECEMBER 15, AMONG THE COMPANY, J.F.
                  LEHMAN & COMPANY AND THE STOCKHOLDERS
                  THEREUNDER.  A COPY OF SUCH AGREEMENT IS
                  ON FILE AT THE REGISTERED OFFICES OF THE
                  COMPANY.

            (b) Legend. In the event that any Securities become free of the rights and restrictions imposed by this Agreement, the Stockholders holding such Securities shall be entitled to receive, promptly upon presentment to the Company of the certificate or certificates evidencing the same, a new certificate or certificates not bearing the restrictive legend provided for in
Section 7(a).

      8. TERMINATION. (a) This Agreement shall terminate and be of no further force and effect with respect to any Additional Rollover Securities transferred pursuant to (i) the Purchase Right, (ii) a bona fide registered public offering, or (iii) the exercise of a Tag-Along Right (as defined in the Stockholders Agreement) if, after such transfer, the Additional Rollover Stockholder exercising such Tag-Along Right no longer owns any Securities other than Additional Rollover Securities.

            (b) This Agreement shall terminate and be of no further force and effect on the earlier of (i) the date that all of the Additional Rollover Securities shall have been sold pursuant to the Purchase Right or the Put Right and (ii) the date that is five days after the Additional Rollover Stockholders receive notice of the Triggering Event; provided, however that Section 4(d) shall


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survive the termination of this Agreement with respect to Additional Rollover
Securities that the Company is unable to purchase pursuant to the exercise of the Put Right under Article 4.

      9. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Additional Rollover Stockholder represents and warrants to the other parties hereto that:

            (a) Such Person has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill his obligations under, and consummate the transactions contemplated by, this Agreement;

            (b) The making and performance by such Person of this Agreement does not and will not violate any law or regulation, or any agreement or other instrument, applicable to such Person;

            (c) The Additional Rollover Securities are owned by such Person free and clear of any Lien, and are not subject to any shareholders' agreement or other contractual restrictions binding on such Person (other than this Agreement and the Stockholders Agreement);

            (d) This Agreement has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law);

            (e) all approvals and authorizations of, all filings with and all actions by any governmental or other administrative or judicial authority necessary for the execution and delivery by such Person of this Agreement and the validity or enforceability of the obligations of such Person under this Agreement have been obtained; and

            (f) Such Person has fully reviewed the terms of this Agreement and has independently and without any reliance whatsoever upon any other party hereto and based on such information as such Person has deemed appropriate, made his or its own analysis and decision to enter into this Agreement.

      10.   MISCELLANEOUS PROVISIONS.

            (a) Further Action. Each party hereto agrees to execute and deliver any instrument and take any action that may reasonably be requested by any other party for the purpose of effectuating the provisions of this Agreement.

            (b) Incorporation of Schedule and Exhibits. The schedule and exhibits attached hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its schedules and exhibits) as an entirety. In the event of


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any conflict between the provisions of this Agreement and any such schedule or exhibit, the provisions of this Agreement shall control.

            (c) Assignment. Except as otherwise provided in this Section 10(c) or in Article 3 hereof, no right under this Agreement shall be assignable and any attempted assignment, in violation of this provision shall be void. The Company shall have the right to assign its rights and obligations hereunder to any successor entity (including any entity acquiring substantially all of the assets of the Company), whereupon references herein to the Company shall be deemed to be to such successor. Except as expressly otherwise provided herein, this Agreement, and the rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of any and all transferees of the Additional Rollover Securities pursuant to transfers permitted under this Agreement, in each case with the same force and effect as if such transferees were named herein as parties hereto.

            (d) Enforcement. The parties recognize that irreparable damage will result in the event that this Agreement shall not be specifically performed. Should any dispute arise concerning the disposition of any Additional Rollover Securities hereunder, the parties hereto agree that an injunction may be issued restraining such disposition pending determination of such controversy and that no bond or other security may be required in connection therewith. Should any dispute arise concerning the right or obligation of the Additional Rollover Stockholders, JFL or the Company to purchase or sell any of the Additional Rollover Securities subject hereto, such right or obligation shall be enforceable by a decree of specific performance. Such remedies shall, however, not be exclusive and shall be in addition to any other remedy which the parties may have.

            (e) Notices. Any notice or other communication required or which may be given hereunder shall be in writing by hand delivery, registered or certified first class mail, telecopier or air courier guaranteeing overnight delivery:

                  (i)   if to the Company, to:

                        Special Devices, Incorporated
                        16830 West Placerita Canyon Road
                        Newhall, California 91321
                        Attention: The President
                        Fax: (805) 259-0753

                        with a courtesy copy to:

                        c/o J.F. Lehman & Company
                        450 Park Avenue
                        Sixth Floor
                        New York, New York  10022
                        Attention:  Donald Glickman
                        Fax:  (212) 634-1155

                  (ii)  if to JFL, to:


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
                        c/o J.F. Lehman & Company
                        450 Park Avenue
                        Sixth Floor
                        New York, New York  10022
                        Attention:  Donald Glickman
                        Fax:  (212) 634-1155

                        in either case, with a courtesy copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York 10019-6064
                        Attention: Neale M. Albert, Esq.
                                   Paul D. Ginsberg, Esq.
                        Fax:  (212) 757-3990

                  (iii) if to the Treinen Trust to:

                        c/o Thomas F. Treinen
                        Special Devices, Incorporated
                        16830 West Placerita Canyon Road
                        Newhall, California 91321
                        Fax: (805) 259-0753

                        or if to the Neubauer Trust, to:

                        c/o Walter Neubauer
                        Ordnance Products, Inc.
                        21200 South Figueroa Street
                        Carson, California 90745
                        Fax: (310) 203-0567

                        in either case, with a courtesy copy to:

                        Jeffer, Mangels, Butler & Marmaro
                        2121 Avenue of the Stars, tenth floor
                        Los Angeles, California 90067
                        Attention: Robert Goon, Esq.
                        Fax: (310) 203-0567

or at such other address, notice of which is given in accordance with the provisions of this Section 10(e). All such notices shall be deemed to have been duly given when delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.


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
            (f) Applicable Law; Consent to Jurisdiction.

                  (i) This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

                  (ii) Each party to this Agreement agrees that all disputes between them arising out of or relating to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by federal courts located in New York, New York, to the extent such courts have jurisdiction. Each of the parties hereto waives any objection that each may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this paragraph. Each party hereto waives personal service of any process upon him or it and irrevocably consents to service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage pre-paid, to such Person=s address specified in this Agreement or such other address designated by such Person in accordance with the terms of this Agreement.

            (g) Amendment and Waiver

                  (i) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                  (ii) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto and (ii) only in the specific instance and for the specific purpose for which made or given.

            (h) Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein and understandings among the parties relating to the subject matter hereof. Any and all previous agreements and understandings between or among the parties hereto regarding the subject matter hereof are, whether written or oral, superseded by this Agreement; provided, however that (i) this Agreement shall not be deemed to supersede the Stockholders Agreement and (ii) the execution of this Agreement is not a waiver by any of the parties hereto of any of the terms or provisions of the Stockholders Agreement.

            (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            (k) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                    SPECIAL DEVICES, INCORPORATED



                                    By: /s/ John T. Vinke
                                        -----------------------------
                                       Name: John T. Vinke
                                       Title: Chief Financial Officer

                                    J.F. LEHMAN & CO.


                                    By: /s/ Donald Glickman
                                        -----------------------------
                                       Name: Donald Glickman
                                       Title: Partner

                                    THE NEUBAUER FAMILY TRUST



                                    By: /s/ Walter Neubauer
                                        -----------------------------
                                       Walter Neubauer
                                       Trustee


                                    THE TREINEN FAMILY TRUST



                                    By: /s/ Thomas F. Treinen
                                        --------------------------
                                       Thomas F. Treinen
                                       Trustee

                                                                      SCHEDULE 1

                           Additional Rollover Shares


EXISTING STOCKHOLDER            NUMBER OF SHARES           CERTIFICATE NUMBER(S)
--------------------            ----------------           ---------------------

   Walter Neubauer                  367,647
   Thomas Treinen                   367,647

                                                                       EXHIBIT A


                                DEED OF ADHERENCE


THIS DEED OF ADHERENCE is made the __________ day of  _________

AMONG:

(1)   Special Devices, Incorporated, a Delaware corporation (the "Company");

(2)   J.F. Lehman & Company, a [            ] ("JFL"); and

(3)   [Name of New Stockholder] (the "New Stockholder").

WHEREAS:

(A) On the 15th day of December 1998, the Company, JFL, the Neubauer Family Trust, by Walter Neubauer trustee, and the Treinen Family Trust, by Thomas
      F. Treinen trustee, entered into a Rollover Stockholders Agreement (the "Agreement") to which a form of this Deed is attached as Exhibit A.

(B) The New Stockholder wishes to [have transferred to him/her/it] [______] shares of Common Stock of the Company, par value $0.01 per share [or insert name of other Security] (the "Shares") which constitute Additional Rollover Securities from [Name of Old Stockholder] (the "Old Stockholder") and in accordance with Article 5 of the Agreement has agreed to enter into this Deed.

(C) The Company enters this Deed on behalf of itself and as agent for all the Additional Rollover Stockholders of the Company.

NOW THIS DEED WITNESSES as follows:

1.    Interpretation.

      In this Deed, except as the context may otherwise require, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.    Covenant.

      The New Stockholder hereby covenants with (i) JFL and (ii) the Company in its own capacity and as trustee for all other persons who are at present bound by the Agreement as Additional Rollover Stockholders or who may hereafter become bound by the Agreement as Additional Rollover Stockholders, to adhere to and be bound by all the duties, burdens and obligations of an Additional Rollover Stockholder under the Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Stockholder had been an Additional Rollover Stockholder under the Agreement since the date thereof.

3.    Enforceability.

      Each other Additional Rollover Stockholder, JFL and the Company shall be entitled to enforce the Agreement against the New Stockholder, and the New Stockholder shall be entitled to all rights and benefits of the Old Stockholder (other than those that are non-assignable) under the Agreement in each case as if the New Stockholder had been an Additional Rollover Stockholder under the Agreement since the date thereof.

4.    Governing Law.

      THIS DEED OF ADHERENCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.


                                    SPECIAL DEVICES, INCORPORATED


                                    By: _________________________
                                        Name:
                                        Title:


                                    J.F. LEHMAN & COMPANY


                                    By: _________________________
                                        Name:
                                        Title:


                                    [Name of New Stockholder]


                                    By:______________________________
                                       Name:
                                       Title:


                                       2